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                                                                 Exhibit 4.18


                    AMENDMENT NO. 4 TO SHAREHOLDERS AGREEMENT

         AMENDMENT NO. 4, dated February 8, 2002, to the Shareholders Agreement, dated as of September 12, 1996, as amended, by and among Rayovac Corporation, a Wisconsin corporation (the "Company") and the Shareholders of the Company referred to therein (the "Shareholders Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Shareholders Agreement.

         WHEREAS, pursuant to Section 4.2 of the Shareholders Agreement, the Shareholders Agreement may be amended by a written instrument duly executed by a majority in interest of the Shareholders and, if the Lee Group Shareholders, the Management Shareholders or the Non-Management Shareholders are adversely affected by such amendment, by a majority in interest of each such adversely affected group; and

         WHEREAS, the signatories hereto represent holders of the requisite number of Shares to effect the amendments to the Shareholders Agreement provided for herein.

         NOW, THEREFORE, in consideration of the foregoing, the Shareholders Agreement is hereby amended as follows:

         1. Article I is amended as follows:

         (a) Clause (e) of the definition of "Permitted Transfer" is amended to read as follows:

         (e) a Transfer of Shares from any Shareholder which is a partnership to its partners, provided such Transfer is reasonably acceptable to the Company (a "Permitted Partnership Transfer");

         (b) The first sentence of the paragraph immediately following clause
(g) of the definition of "Permitted Transfer" is amended to read as follows:

         Except for a Permitted Partnership Transfer (as to which this sentence shall not apply), no Permitted Transfer shall be effective unless and until the transferee of the Shares so transferred, if such transferee is not already a party to this Agreement, executes and delivers to the Company an executed counterpart of this Agreement in accordance with the terms of Section 4.13 hereof.

         (c) The definition of "Permitted Transferee" is amended to read as follows:

         PERMITTED TRANSFEREE. A "Permitted Transferee" shall mean any Person, other than a Permitted Partnership Transferee, who shall


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         have acquired and who shall hold Shares pursuant to a Permitted
         Transfer described above.

         (d) The following new definition is added immediately after the definition of Permitted Transfer:

         PERMITTED PARTNERSHIP TRANSFEREE. A "Permitted Partnership Transferee" shall mean any Person who shall have acquired and who shall hold Shares pursuant to a Permitted Partnership Transfer.

         (e) The definition of "Shares" is amended to read as follows:

         SHARES. "Shares" shall mean with respect to any Shareholder (a) all shares of Common Stock held by Shareholders prior to the close of trading on the New York Stock Exchange on November 20, 1997, (b) all shares of Common Stock acquired in one or more Permitted Transfers, other than Permitted Partnership Transfers, (c) securities of the Company issued in exchange for, upon reclassification of, or as a distribution in respect of, the Common Stock referred to in (a) and (b) above, and (d) shares of Common Stock subject to options pursuant to the Rayovac Corporation 1996 Stock Option Plan.

         2. Clause (iii) of Section 2.1 is amended to read as follows:

         (iii) for any Lee Group Shareholder or Management Shareholder, made after a Public Offering, pursuant to a Rule 144 Transaction; provided that no Management Shareholder shall so Transfer Shares if it would result in the fraction W divided by X being greater than the fraction Y divided by Z, where "W" equals the aggregate number of Shares previously Transferred by such Management Shareholder (including its Permitted Transferees) pursuant to one or more Rule 144 Transactions or Public Offerings plus the aggregate number of Shares being so Transferred, "X" equals the maximum number of Shares beneficially owned by such Management Shareholder at any time since September 12, 1996 (including Shares owned by its Permitted Transferees and Shares subject to options, to the extent exercisable), "Y" equals the aggregate number of Shares previously Transferred (without duplication) by the Lee Group Shareholders (including Shares Transferred to a Permitted Partnership Transferee but excluding Shares Transferred to a Permitted Transferee), and "Z" equals the maximum number of Shares beneficially owned by the Lee Group Shareholders at any time since September 12, 1996, in each case such number of Shares being equitably adjusted to account for stock dividends, stock splits, reverse stock splits or other similar reclassifications;


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         3. Section 2.1(f) is amended to read as follows:

         (f) Any Transfer of Shares (other than (A) pursuant to Sections 2.1
         (ii), (iii) and (iv) or (B) a Permitted Partnership Transfer) shall remain subject to the Transfer restrictions of this Agreement, and each intended transferee (other than a Permitted Partnership Transferee) pursuant to this Section shall execute and deliver to the Company a counterpart of this Agreement, which shall evidence such transferee's agreement that the Shares intended to be Transferred shall continue to be subject to this Agreement and that as to such Shares the transferee shall be bound by the restrictions of this Agreement as a Shareholder hereunder.

         4. The second sentence of Section 3.3 is amended to read as follows:

         Upon the written request of any Holder received by the Company within five (5) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Shares of each Holder that such Holder has requested to be registered, provided that no Management Shareholder (or its Permitted Transferees) may sell pursuant to such registration an aggregate number of Shares if such sale would result in the fraction W divided by X being greater than the fraction Y divided by Z, where "W" equals the aggregate number of Shares previously Transferred by such Management Shareholder (including its Permitted Transferees) pursuant to one or more Rule 144 Transactions or Public Offerings plus the aggregate number of Shares of the Management Shareholder (including its Permitted Transferees) being sold pursuant to such registration, "X" equals the maximum number of Shares beneficially owned by such Management Shareholder at any time since September 12, 1996 (including Shares owned by its Permitted Transferees and Shares subject to options, to the extent exercisable), "Y" equals the aggregate number of Shares previously Transferred by the Lee Group Shareholders (including Shares Transferred to a Permitted Partnership Transferee but excluding Shares Transferred to a Permitted Transferee) plus the aggregate number of Shares of the Lee Group Shareholders being sold pursuant to such registration, and "Z" equals the maximum number of Shares beneficially owned by the Lee Group Shareholders at any time since September 12, 1996, in each case such number of Shares being equitably adjusted to account for stock dividends, stock splits, reverse stock splits or other similar reclassifications.


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         5. Section 4.7 is amended to add the following sentence as the last sentence thereof:

         Notwithstanding the foregoing provisions of this Section 4.7, to the extent not earlier terminated in accordance with its terms, this Agreement shall terminate as to all Shareholders and shall have no further force or effect at such time as the Lee Group Shareholders and their Permitted Transferees cease to own in the aggregate at least 10% of the outstanding Common Stock on a fully diluted basis.

         6. Section 4.9 is amended to replace the name "Warren C. Smith, Jr." appearing therein with the name "Scott L. Jaeckel."

         7. Section 4.13 is amended to read as follows:

         ADDITIONAL SHAREHOLDERS. Subject to the restrictions on Transfers of Shares contained herein, any Person who is not already a Shareholder acquiring Shares (except (A) for transferees acquiring Shares in an offering registered under the 1933 Act or in a Rule 144 Transaction,
         (B) for Permitted Partnership Transferees or (C) as otherwise permitted by the Board), shall, on or before the Transfer or issuance to it of Shares, sign a counterpart signature page hereto in form reasonably satisfactory to the Company and shall thereby become a party to this Agreement to be bound hereunder as (a) a Management Shareholder if a Permitted Transferee or any employee of the Company or any of its Subsidiaries, (b) a Lee Group Shareholder if a Permitted Transferee or an employee or affiliate of Thomas H. Lee Company or Equity Fund or (c) a Non-Management Shareholder if such person or entity does not fall within either (a) or (b) above; provided that a transferee which is a Permitted Transferee under clause (b) of the definition of Permitted Transferee shall not be obligated to so agree until foreclosure on its pledge.

         This Amendment No. 4 may be signed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            [The remainder of this page is intentionally left blank.]


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         IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 to
Shareholders Agreement as of the date first written above.

                         RAYOVAC CORPORATION

                         By /s/ DAVID A. JONES
                            ---------------------------
                         David A. Jones
                         Chief Executive Officer

                         SHAREHOLDERS:
                         THOMAS H. LEE EQUITY FUND III, L.P.

                         By: THL Equity Advisors III Limited Partnership, as General Partner

                         By: THL Equity Trust III, as General Partner

                         By  /s/ SCOTT A. SCHOEN
                         ------------------------------
                         Name: Scott A. Schoen
                         Title:   Trustee

                         THOMAS H. LEE FOREIGN FUND III, L.P.

                         By: THL Equity Advisors III Limited Partnership, as
                             General Partner

                         By: THL Equity Trust III, as General Partner

                         By  /s/ SCOTT A SCHOEN
                         ------------------------------
                         Name: Scott A. Schoen
                         Title:   Trustee

                         THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP

                         By: THL Investment Management Corp., as General Partner

                         By  /s/ SCOTT A. SCHOEN
                         ------------------------------
                         Name: Scott A. Schoen
                         Title:   Vice President


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                         /s/ KENNETH V. BILLER
                         ------------------------------
                         Kenneth V. Biller


                         /s/ PAUL G. CHEESEMAN
                         ------------------------------
                         Paul G. Cheeseman


                         /s/ KENT J. HUSSEY
                         ------------------------------
                         Kent J. Hussey


                         /s/ DAVID A. JONES
                         ------------------------------
                         David A. Jones


                         /s/ STEPHEN P. SHANESY
                         ------------------------------
                         Stephen P. Shanesy


                         /s/ DALE R. TETZLAFF
                         ------------------------------
                         Dale R. Tetzlaff


                         /s/ MERRELL M. TOMLIN
                         ------------------------------
                         Merrell M. Tomlin


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